Exhibit 10.2

CONSOLIDATED PROMISSORY NOTE

$558,400.00

September 25, 2017
St. Petersburg, Florida

Acacia Diversified Holdings, Inc, a Texas corporation its successors, assigns and affiliates  (“Acacia”), jointly and severally (if more than one), promise(s) to pay to the order of Richard K. Pertile (“Pertile”), at his  address at 2810 Phillippe Parkway, Safety harbor, FL 34695, the principal sum of Five Hundred Fifty Eight Thousand, Four Hundred and no/100 Dollars ($558, 400.00), together  with interest thereon, in accordance with the following terms:

Consolidation. This Consolidated Promissory Note is a consolidation of the outstanding principal and accrued interest balance due from Acacia to Pertile on a loan in the original principal balance of: (a) $300,000 on January 17, 2017; (b) $130,000 on June 27, 2107; (c) $105,000 on June 28, 2017 and accrued interest and related expenses.

Interest. Prior to default this Note and the principal balance shall accrue interest at the rate of Eight (8%) per annum.

Payments. This Note shall be due and paid in full on the earlier of On Demand or first from any capital money raised for Acacia or any of its subsidiaries (the “Maturity Date”). On the Maturity Date, the entire unpaid principal balance, together with all accrued and unpaid interest and any other sums due under the terms of the Security Agreement, as hereinafter defined, shall be due and payable in full.

For purposes of this note the following provisions shall apply:

1. Governing Law.  This Note and the instruments securing it have been executed and delivered in the State of Florida, and their terms and provisions are to be governed by and construed under the laws of such State without regard to conflict of laws principles, and of the United States of America, and the rules and regulations promulgated under the authority thereof. It is the intent of this Note that such laws shall be interpreted in such a manner that the maximum rate of interest allowed to be contracted for by applicable law, as changed from time to time, which is applicable to this Note, be as great as possible. References to laws, statutes, rules and regulations in this Note, refer to such as amended from time to time. If the terms of this Note should conflict with the terms of any Loan Document, as defined below, or any commitment letter, the terms of this Note shall control.

2. Collateral for Loan. The repayment of the indebtedness evidenced by this Note is secured by a Security Agreement on the assets of Acacia and its subsidiary entities including without limitation liens on certificates of title of motor vehicles owned by Acacia or its subsidiary entities (“Collateral”).

3. Default Rate of Interest; Late Payment Penalty. Notwithstanding the provisions setting forth the contract rate of interest due and payable under this Note, any payment hereunder, which is not

FLORIDA DOCUMENTARY STAMPS
IN THE AMOUNT OF $1954.40 HAVE BEEN PAID

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made within ten (10) days of the due date, as herein provided, shall bear interest at the highest rate allowed by law per annum (the “Default Interest Rate”). Upon any default hereunder or the Security Agreement, the Default Interest Rate shall continue to accrue on the unpaid principal balance, together with all advances made under the Security Agreement, until paid in full, notwithstanding the entry of any final judgment and notwithstanding any post judgment rate of interest provided by law. Interest on any judgment on this note shall be at the Default Interest Rate.

4. Deficiency. If the proceeds of Collateral for this Note are insufficient to pay this Note in full, Acacia and the collateral shall remain fully obligated for any deficiency

5. Effect of Default. A default under this Note shall be and constitute a default under the Security Agreement  and any and all other notes or evidences of indebtedness and instruments of security for such notes or evidences of indebtedness, whether existing now or at any time hereafter, in which Acacia is liable and of which Pertile, or his successors or assigns, is the holder, and a default under the Security Agreement any such other note or evidences of indebtedness or instrument of security therefore, whether existing now or at any time hereafter, shall be and constitute a default under this Note.

6. Usury Safe Harbor. In no event shall Pertile have the right to charge or collect, nor shall Acacia be required or obligated to pay, interest or payments in the nature of interest, which would result in interest being charged or collected at a rate in excess of the maximum rate of interest allowed to be contracted for by applicable law, as changed from time to time.  In the event that any payment, which is interest, or in the nature of interest, is made by Acacia or received by Pertile, which would result in the rate of interest being charged or collected by Pertile, being in excess of the maximum rate of interest allowed to be contracted for by applicable law, as changed from time to time, then the portion of any such payment which causes the rate of interest being charged or collected by Pertile to exceed the maximum rate of interest allowed to be contracted for by applicable law, as changed from time to time (hereinafter called the “Excess Sum”), shall be credited as a payment of principal, or returned to Acacia, at the option of Pertile. In the event that any such overcharge is discovered after this Note has been paid in full, then the amount of such Excess Sum shall be returned to Acacia. All Excess Sums credited to principal shall be credited as of the date paid to Pertile. It is recognized by Acacia that the maximum rate of interest allowed to be contracted for by applicable law, as changed from time to time, may vary from time to time, and that from time to time may be uncertain; therefore, Pertile, upon having reasonable grounds or basis to do so, may seek judicial determination of the applicable rate of interest. In such event, the withholding of credit to principal or the withholding of payment to Acacia of any proposed Excess Sum during the period of judicial determination (including all appeals), shall not be deemed a breach of the obligations of Pertile hereunder or of applicable law. It is the intent of Pertile to conform strictly to the limitations of applicable laws governing the charging and collection of interest as changed from time to time.

7. Events of Default. Upon the occurrence of an Event of Default as hereafter defined, the amount of the total unpaid balance hereof shall be due and forthwith payable in advance of the maturity date of any sum due or installment, as fixed herein, without a notice or other action by Pertile. Upon the occurrence of any of the following (each an “Event of Default”): (a) the filing by or against Acacia of a proceeding under the U.S. Bankruptcy Code or for any other relief afforded debtors or affecting rights of creditors generally under the laws of any jurisdiction;  (b) the entry of any judgment, garnishment, seizure, tax lien or levy against any assets of Acacia; (c) the failure to make any payment when due; (d) the delisting of Acacia from any stock exchange; or (d) the breach of any other agreement between Acacia and Pertile. Upon exercise of this option by Pertile, the entire unpaid principal shall bear interest at the Default Interest Rate from the default date until the default is cured and notwithstanding the entry of any final judgment and notwithstanding any post judgment rate of interest provided by law. In addition to the rights described in this paragraph, Pertile shall have the right to exercise all other rights or remedies provided by law, or at equity, or as provided in the Security
CONSOLIDATED PROMISSORY NOTE

Agreement. Forbearance to exercise this option with respect to any failure or breach of Acacia shall not constitute a waiver of the right as to any continuing failure or breach or any subsequent failure or breach. Exercise of any of any of these options shall be without notice to the Acacia, notice of such exercise being hereby expressly waived.

8.      Reasonable Attorneys’ Fees; Time of the Essence.  Time is of the essence hereunder and, in case this Note is collected by law or through an attorney at law, or under advice therefrom, Acacia agrees to pay all costs of collection, including reasonable attorney’s fees generated by attorneys and paralegals assigned to the matter. Reasonable attorney’s fees are defined to include, but not be limited to, all fees and costs incurred in all matters of collection and enforcement, construction and interpretation, before, during and after suit, trial, proceedings and appeals, as well as appearances in and connected with any bankruptcy proceedings or creditors’ reorganization or similar proceedings or any administrative appearances relating to petitions or appeals reasonably required to protect or preserve the Collateral or the value thereon.

9.          Loan Documents. As used herein Loan Documents mean this Consolidated Promissory Note, the Security Agreement and any other document executed and delivered in connection with the consolidated loans.

10. Remedies Not Exclusive. The remedies of Pertile, as provided herein, or any other Loan Document shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Pertile, and may be exercised as often as occasion therefore shall arise. No act of omission or commission of Pertile, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Pertile and then only to the extent specifically recited therein. A waiver or release with reference to any one event, shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy or recourse as to a subsequent event.

11. Waivers. All persons or entities now or at any time liable, whether primarily or secondarily, for the payment of the indebtedness hereby evidenced, for themselves, their heirs, legal representatives, successors and assigns respectively, hereby: (a) expressly waive presentment, demand for payment, notice of dishonor, protest, notice of nonpayment or protest, and diligence in collection; (b) consent that the time of all payments or any part thereof, may be extended, rearranged, renewed or postponed by Pertile hereof from time to time, as often as Pertile may desire, and further consent that the Collateral security or any part thereof may, from time to time, be released, exchanged, added to or substituted for by Pertile hereof, without otherwise modifying, altering, releasing, affecting or limiting their respective liability or the lien of any security or Loan Document; (c) agree that Pertile, in order to enforce payment of this Note, shall not be required first to institute any suit or to exhaust any of its remedies against Acacia or any person or party to become liable hereunder release, renew or modify the obligations of Acacia or any other Obligor; (d) modify or alter the term, interest rate or due date of any payment of this Note; (e) grant any postponements, compromises, indulgences, waivers, surrenders or discharges or modify the terms of its agreements with Acacia or any other obligor; (f) change its manner of doing business with Acacia or any other party; or (g) impute payments or proceeds of any collateral furnished by Acacia or any other obligor, in whole or in part to any costs, interest, or principal due on this Note, or to any other obligation of Acacia to Pertile, or retain the payments or proceeds as collateral for this Note without applying same toward payment of the Note, and Acacia or any other obligor hereby expressly waives any defenses arising from any such actions.

12. Payment at Maturity. On the Maturity Date, Acacia must repay the entire principal balance of this Note and unpaid interest then due. Pertile is under no obligation to refinance this Note at maturity. Acacia will therefore be required to make payment out of other assets Acacia may own, or Acacia will have to find a lender willing to lend the money at prevailing market rates, which may be considerably higher than the interest rate on this Note.
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13. Florida Law. Acacia and each obligor hereunder irrevocably submits to the jurisdiction only of the state courts sitting in Pinellas County, Florida and each such obligor further agrees that all actions or proceedings arising directly, indirectly or otherwise in connection with, out of, related to or from this Note or the obligations evidenced hereby shall be litigated in such courts. Acacia and each obligor, for itself and any parties claiming under them, hereby waives any right that Acacia or any obligor may have to transfer or change the venue of any litigation brought by Pertile against Acacia or any obligor in accordance with this provision.

14. Notice. Any notice to be given or to be served upon any party hereto in connection with this Note must be in writing and may be given by certified or registered mail and shall be deemed to have been given and received on the third business day after a certified or registered letter containing such notice, properly addressed, with postage prepaid, is deposited in the United States mails; and if given otherwise than by certified or registered mail, it shall be deemed to have been given when delivered to and received by the party to whom it is addressed. Such notices shall be given to Acacia at the address set forth below and to Pertile at the addresses set forth in the preamble of this Note. Any party hereto may at any time by giving five (5) days’ written notice to the other party hereto, designate any other party or address in substitution of any foregoing party or address to which such notice shall be given

15. JURY TRIAL WAIVER. PERTILE AND ACACIA HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED THEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE TRANSACTION EVIDENCED BY THIS NOTE.

16. Cross-Default.   A default under this Note shall be and constitute a default under any and all other obligations whether existing now or at any time hereafter arising, in which Acacia is liable to Pertile and of which Pertile, or its successors or assigns, is the holder, and a default under any such other obligations, whether existing now or at any time hereafter arising, shall be and constitute a default under this Note.

17. Cross-Collateral. The collateral securing the payment of this Note shall be and constitute collateral for the payment of any other obligations whether existing now or at any time hereafter arising, in which Acacia is liable to Pertile and of which Pertile, or his successors or assigns, is the holder.

Acacia has executed this Note effective on the day and year first above written.

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[Signature on next page]

CONSOLIDATED PROMISSORY NOTE

ACACIA:

ACACIA DIVERSIFIED HOLDINGS, INC.
a Texas corporation

By: /s/: Kim E. Edwards
Kim E. Edwards
  Its: Vice President and Chief Operating Officer

  ADDRESS OF ACACIA:
  13575 58TH STREET NORTH
  SUITE138
  CLEARWATER, FLORIDA 33607

CONSOLIDATED PROMISSORY NOTE